EXHIBIT 99.1

       Atrion Reports Second Quarter Results; Diluted EPS Increases by 30%

    ALLEN, Texas--(BUSINESS WIRE)--Aug. 7, 2006--Atrion Corporation (Nasdaq:ATRI) today announced that for the second quarter of 2006 revenues were up 15% and diluted earnings per share were up 30% compared to the results for the second quarter of 2005.
    Commenting on the Company's results, Emile A. Battat, Chairman and CEO, said "We are extremely pleased with the substantial growth in revenues and earnings in the second quarter. Demand was very strong for our fluid delivery and cardiovascular product groups, and we also experienced a resumption of shipments to one of our large ophthalmic customers whose requirements were impacted by its internal issues. For the quarter, our operating income represented 20% of our revenues, a record high for our company. While this percentage has been rising in each of the last four full calendar years, it stood at 10% as recently as calendar year 2002," Mr. Battat added. "The construction of our new plant in Florida is slightly behind schedule, but the new facility is close to completion. In fact partial occupancy has been approved, and in late June we began the process of moving equipment. We expect to complete our staged move by the end of the third quarter. During that quarter we will incur higher expenses as we absorb costs associated with the physical move as well as the inefficiencies of conducting simultaneous partial operations at both the new and the old plants. While we remain cautious about the results for the full year 2006, we still believe that we are on track to meet the double-digit growth in earnings that we targeted at the beginning of the year."
    Atrion's revenues for the quarter ended June 30, 2006 totaled $20,849,000 compared with $18,102,000 in the same period in 2005. On a diluted per share basis, earnings for the period increased to $1.53 as compared to $1.18 in the same quarter of last year. Both periods included residual earnings of $.08 and $.09 per share, respectively from operations that were discontinued in 1997. Operating income for the current-year period totaled $4,125,000 compared to $3,131,000 in last year's second quarter.
    Revenues for the first six months of 2006 of $40,351,000 were 10% higher than revenues of $36,747,000 in the first half of 2005. Diluted earnings per share for the first half of 2006 were $2.61 versus $2.41 in the first six months of 2005. Both periods included $.08 and $.09 per share, respectively, from discontinued operations.
    Atrion Corporation designs, develops, manufactures, sells and distributes products and components primarily to medical markets worldwide.

    The statements in this press release that are forward-looking are based upon current expectations and actual results or future events may differ materially. Such statements include, but are not limited to, Atrion's expectations regarding completion of its move to its new facility in Florida and growth in earnings in 2006. Words such as "expects," "believes," "anticipates," "intends," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements involve risks and uncertainties. The following are some of the factors that could cause actual results or future events to differ materially from those expressed in or underlying our forward-looking statements: changing economic, market and business conditions; acts of war or terrorism; the effects of governmental regulation; competition and new technologies; slower-than-anticipated introduction of new products or implementation of marketing strategies; the Company's ability to protect its intellectual property; changes in the prices of raw materials; changes in product mix; and intellectual property and product liability claims and product recalls. The foregoing list of factors is not exclusive, and other factors are set forth in the Company's filings with the SEC.

                          ATRION CORPORATION
              UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
                 (In thousands, except per share data)


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2006     2005     2006     2005
                                  --------- -------- -------- --------
Revenues                           $20,849  $18,102  $40,351  $36,747
Cost of goods sold                  12,076   10,896   24,230   21,920
                                  --------- -------- -------- --------
Gross profit                         8,773    7,206   16,121   14,827
Operating expenses                   4,648    4,075    8,943    8,278
                                  --------- -------- -------- --------
Operating income                     4,125    3,131    7,178    6,549

Interest income/(expense), net          11      (12)      20      (17)
Other income/(expense), net            (21)      --      (21)       8
                                  --------- -------- -------- --------
Income from continuing operations
 before provision for income taxes   4,115    3,119    7,177    6,540
Income tax provision                (1,295)  (1,012)  (2,251)  (2,138)
                                  --------- -------- -------- --------
Income from continuing operations    2,820    2,107    4,926    4,402
Gain on disposal of discontinued
 operations                            165      165      165      165
                                  --------- -------- -------- --------
     Net income                     $2,985   $2,272   $5,091   $4,567
                                  ========= ======== ======== ========

Income per basic share:
 Income from continuing operations   $1.53    $1.18    $2.68    $2.51
 Gain on disposal of discontinued
  operations                           .09      .09      .09      .09
                                  --------- -------- -------- --------
     Net income per basic share      $1.62    $1.27    $2.77    $2.60
                                  ========= ======== ======== ========

Weighted average basic shares
 outstanding                         1,845    1,789    1,840    1,756
                                  ========= ======== ======== ========

Income per diluted share:
 Income from continuing operations   $1.45    $1.09    $2.53    $2.32
 Gain on disposal of discontinued
  operations                           .08      .09      .08      .09
                                  --------- -------- -------- --------
     Net income per diluted share    $1.53    $1.18    $2.61    $2.41
                                  ========= ======== ======== ========

Weighted average diluted shares
 outstanding                         1,949    1,925    1,947    1,895
                                  ========= ======== ======== ========



                          ATRION CORPORATION
                      CONSOLIDATED BALANCE SHEETS
                            (In thousands)

                                                   June 30,   Dec. 31,
ASSETS                                               2006      2005
                                                  ----------- --------
                                                  (Unaudited)
Current assets:
   Cash and cash equivalents                            $185     $525
   Accounts receivable                                 9,911    8,291
   Inventories                                        17,694   17,705
   Prepaid expenses                                    1,441      832
   Deferred income taxes                                 620      620
                                                  ----------- --------
       Total current assets                           29,851   27,973

Property, plant and equipment, net                    46,987   35,254
Other assets                                          15,153   15,243
                                                  ----------- --------

                                                     $91,991  $78,470
                                                  =========== ========


LIABILITIES AND STOCKHOLDERS' EQUITY

   Current liabilities                                 8,694    8,226
   Line of credit                                     11,001    2,529
   Other non-current liabilities                       5,909    5,820
   Stockholders' equity                               66,387   61,895
                                                  ----------- --------

                                                     $91,991  $78,470
                                                  =========== ========

    CONTACT: Atrion Corporation
             Jeffery Strickland, 972-390-9800